Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Exhibit 10.30

AMENDMENT NO. 2 TO THE LICENSE AND COLLABORATION AGREEMENT

THIS AMENDMENT NUMBER 2 (“Amendment No. 2”), dated as of February 6, 2023 (the “Amendment No. 2 Effective Date”), is by and between REGENERON PHARMACEUTICALS, INC., a corporation organized under the laws of New York and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (“Regeneron”), and DECIBEL THERAPEUTICS, INC., a corporation organized under the laws of Delaware and having a place of business at 1325 Boylston Street, Suite 500, Boston, MA 02215 (“Decibel”) (with each of Regeneron and Decibel referred to herein individually as a “Party” and collectively as the “Parties”), and amends the License and Collaboration Agreement by and between Decibel and Regeneron, dated as of November 15, 2017 (the “Agreement”), as previously amended by Amendment Number 1 (“Amendment No.1”) thereto dated as of October 5, 2020 and modified by the Designation of Decibel Additional Targets dated as of January 12, 2018 and by Regeneron’s election in accordance with Section 2.2(b) of the Agreement, communicated in a letter to Decibel dated November 15, 2021, to extend the Research Program Term for one additional year, until November 15, 2023. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement. Notwithstanding the addition of additional sections to the Agreement in accordance with Amendment No.1 or this Amendment No.2, any section reference set forth in the Agreement prior to the adoption of Amendment No.2 shall be deemed to refer to the applicable section as it appeared in the Agreement prior to the adoption of Amendment No.1 or this Amendment No.2, unless otherwise expressly provided herein.

WHEREAS, the Parties entered into the Agreement;

WHEREAS, the Research Program Term has been extended to November 15, 2023;

WHEREAS, the Parties desire to further amend certain terms of the Agreement with respect to the Collaboration Target referred to as GJB2 in order to accelerate the preclinical development of Collaboration Products Directed to GJB2; and

WHEREAS, the Parties with to amend other terms of the Agreement as set forth in this Amendment No. 2;

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that as of the Amendment No. 2 Effective Date, the Agreement incorporates and includes these terms as amended or added as follows:

1.
Amendment of Article I. Definitions.
a.
The following definitions are hereby added to the Agreement:
i.
“GJB2” means the Collaboration Target referred to as GJB2.
ii.
“Initiation of Manufacturing” means, with respect to any Collaboration Product Direct to GJB2, (a) the execution of an agreement with a CDMO to enable Manufacturing activities of a Cost-Share Product at a scale to produce sufficient quantities to conduct the necessary GLP Toxicology Studies for such Cost-Share Product; or (b) the execution of an agreement to enable manufacturing of plasmid material.

Execution Version

2.
Amendment of Table 13.3(b). Table 13.3(b) is hereby amended and restated in its entirety to read as follows:

Table 13.3(b) Early Clinical Development Milestone Event	Early Clinical Development Milestone Payment
	If such Cost-Share Product is a Product Directed to any Collaboration Target other than Otoferlin	If such Cost-Share Product is a Product Directed to Otoferlin
[**]	[**]	[**]
Initiation by or on behalf of Decibel of the first Phase II Trial for such Cost-Share Product for use in the Field;	[**]	[**]

3.
Amendment of Section 13.3(b). Early Clinical Development Milestone Payments. The following paragraphs are hereby added to the end of Section 13.3(b) of the Agreement:

“OTOF Early Clinical Development Milestone Payment”

Notwithstanding the foregoing, for a Cost-Share Product Directed to Otoferlin, if the first Phase I Trial is a combined Phase I/II trial, the $[**] milestone shall be achieved upon the earlier of (x) initiation of Part B within such Phase I/II trial or (y) DB-OTO proof of concept data, defined as (i) detection of a measured auditory brainstem response (ABR) of 85 dB or less at two or more frequencies, one of which may be the click stimulus, and (ii) a recommendation from the first data monitoring committee that the study may continue.

4.
Amendment of Section 13.3(a). Pre-IND Milestone Payments. The following paragraphs are hereby added to the end of Section 13.3(a) of the Agreement, immediately following the paragraph captioned “OTOF Payments”:

“At-Risk Initiation of Manufacturing ‘Payment for GJB2’

Notwithstanding the foregoing provisions of this Section 13.3(a), if the Pre-IND Milestone Payment for “Initiation of Manufacturing of such Cost-Share Product at a scale to produce sufficient quantities to conduct the necessary GLP Toxicology Studies for such Cost-Share Product” does not become payable earlier for a given Cost-Share Product Directed to GJB2, Regeneron shall pay to Decibel such then-unpaid Pre-IND Milestone Payment for such Pre-IND Milestone Event as to such Collaboration Product within [**] after receipt of an invoice from Decibel following the JRC’s determination of the therapeutic vector for such Collaboration Product and Decibel’s Initiation of Manufacturing. For clarity, JRC approval of Decibel’s Initiation of Manufacturing of any therapeutic vector shall deem such therapeutic vector a development candidate for a Collaboration Product for the purposes of Section 2.2(c) of the Agreement.

Confidential

Execution Version

GJB2 Payments

For a Cost-Share Product that is a Biologic Directed to GJB2, the Pre-IND Milestone Payment for Initiation of Manufacturing shall become payable again based on any other Collaboration Products Directed to GJB2 for which the JRC may subsequently select a different therapeutic vector (i.e., based on any back-up Collaboration Products Directed to GJB2 that contain different or modified capsids or payloads with different or modified sequences); provided that, if, at the time the Pre-IND Milestone Payment for Initiation of Manufacturing becomes payable for a subsequent Collaboration Product Directed to GJB2, Manufacturing activities for all prior Collaboration Products Directed to GJB2 for which Initiation of Manufacturing has previously occurred have been discontinued, then the Pre-IND Milestone Payment for Initiation of Manufacturing for the subsequent Collaboration Product Directed to GJB2 shall be reduced by any portions of the prior Pre-IND Milestone Payments for Initiation of Manufacturing that were not used for Manufacturing activities with respect to such prior Collaboration Products (and Decibel shall provide Regeneron with an accounting of such unused portions and the resulting reduction of such subsequent Pre-IND Milestone Payment).”

5.
Effectiveness. This Amendment No. 2 shall be effective as of the Amendment No. 2 Effective Date.
6.
Counterparts. This Amendment No. 2 may be signed in one or more counterparts, each of which shall be considered an original, with the same effect as if the signatures were upon the same instrument.
7.
Other Terms Unchanged. The Agreement, except where explicitly amended by this Amendment No. 2, shall remain unchanged and in full force and effect and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Agreement after the Amendment No. 2 Effective Date shall be deemed to be a reference to the Agreement, as amended by this Amendment No. 2.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Regeneron and Decibel have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the Amendment No. 2 Effective Date.

REGENERON PHARMACEUTICALS, INC.

By

/s/ Kerry Reinertsen
Name: Kerry Reinertsen
Title: SVP, Strategic Alliances

DECIBEL THERAPEUTICS, INC.

By

/s/ Laurence Reid
Name: Laurence Reid
Title: CEO

Confidential